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                         [LETTERHEAD OF MED-EMERG INC.]

April 9, 1997

Ramesh and Victoria Zacharias
1486 Hollywell Avenue
Mississauga, Ontario
L5N 4P2

Loan Agreement

This is to acknowledge that Med-Emerg Inc. has loaned an aggregate of $139,698 to Dr. Zacharias, Vicki Zacharias and their affiliated companies. These loans are non-interest bearing with no specific terms of repayment. Upon completion of the initial public offering, the Company has agreed to repurchase 37,456 common shares at purchase price of US $ 2.75 per share. The proceeds from this transaction will be used to repay the outstanding amounts owed by Dr. Zacharias, Victoria Zacharias and their affiliated companies.

The parties have agreed to the above arrangements.

/s/ Ramesh Zacharias                         /s/ Victoria Zacharias
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Ramesh Zacharias                             Victoria Zacharias

April 9, 1997                                April 9, 1997
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Date                                         Date